SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): January 31, 2002



                        PARADIGM MEDICAL INDUSTRIES, INC.
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             (Exact name of registrant as specified in this Charter)



     Delaware                            0-28498                 87-0459536
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)



 2355 South 1070 West, Salt Lake City, Utah                         84119
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 (Address of principal executive offices)                         (Zip Code)



       Registrant's Telephone Number, Including Area Code: (801) 977-8970
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                                 Does Not Apply
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          (Former name or former address, if changed since last report)
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ITEM 5.  Other Events.

         On January 31, 2002, Paradigm Medical Industries, Inc., a Delaware corporation (the "Company") completed the purchase of all the assets of Innovative Optics, Inc. ("Innovative Optics"), pursuant to the terms of the Asset Purchase Agreement (the "Agreement") which the Company entered into on January 31, 2002 with Innovative Optics and Barton Dietrich Investments, L.P., the majority shareholder of Innovative Optics. Innovative Optics is a Georgia domiciled corporation which manufactures and sells the Innovatome(TM), a software driven microkeratome that provides ophthalmic surgeons a means of cutting a corneal flap in refractive surgery, and microkeratome blades

         As consideration for the purchase of all the assets of Innovative Optics, the Company issued Innovative Optics an aggregate of 1,272,825 shares of its common stock and warrants to purchase 250,000 shares of the Company's common stock at $5.00 per share, exercisable over a period of three years from the closing date. The Company is required to file a registration statement with the Securities and Exchange Commission within five months of the closing date to register the shares of common stock for resale that Innovative Optics received as purchase consideration and the shares that Innovative Optics will receive upon the exercise of the warrants. The assets purchased included but were not limited to patents, inventory, work in process and finished goods relating to the Innovatome(TM), a microkeratome, and microkeratome blades.

         Of the 1,272,825 shares of the Company's common stock issued to Innovative Optics at closing, one-half the number of these shares, or 636,412 shares, remained in an escrow account maintained at the law firm of Mackey Price & Thompson (the "Disbursing Agent") pursuant to the terms of an Escrow Agreement. The Company is required to use its best efforts to implement, within 90 days of the closing, Phase I of a Blade Price Reduction Program as prepared by Igor Gradof, a consultant. Immediately after such 90 day period, the Disbursing Agent will distribute three-fourths of the shares held in escrow, or 477,309 shares, to Innovative Optics, unless the Company has certified that it has implemented Phase I of the Blade Price Reduction Program and, despite best efforts, is unable to manufacture microkeratome blades at a materials cost of $29.25 or less per blade. If the Company certifies that implementation of Phase I of the Blade Price Reduction Program has resulted in materials cost that exceeds $29.25 per blade and such certification is not disputed by Innovative Optics, the number of escrow shares disbursed to Innovative Optics will be reduced by 300 shares for every cent that the materials cost per blade exceeds $29.25. If Innovative Optics disputes the Company's certification, the dispute will be resolved by arbitration by submitting the matter for resolution to the accounting firm of KPMG LLP.

         The Company is also required to use its best efforts to implement, within six months after closing, Phase II of the Blade Price Reduction Program. Immediately after such six month period, the Disbursing Agent shall disburse the remaining shares in escrow to Innovative Optics unless the Company has certified that it has implemented Phase II of the Blade Price Reduction Program and, despite best efforts, is unable to manufacture the microkeratome blades at a materials cost of $17.25 or less per blade. If Paradigm certifies that implementation of Phase II of the Blade Price Reduction Program has resulted in a materials cost that exceeds $17.25 per blade and such certification is not disputed by Innovative Optics, the number of escrow shares disbursed to Innovative Optics will be reduced by 300 shares for every cent that the materials cost per blade exceeds $17.25. If Innovative Optics disputes the Company's certification, the dispute will be resolved by arbitration by submitting the matter for resolution to the accounting firm of KPMG LLP.

ITEM 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              10.1   Asset Purchase Agreement among Paradigm Medical Industries,
                     Inc.,   Innovative   Optics,   Inc.  and  Barton   Dietrich
                     Investments, L.P.

              10.2 Escrow Agreement among Paradigm Medical Industries, Inc., Innovative Optics, Inc., Barton Dietrich Investments, L.P. and Mackey Price & Williams.

              10.3   Assignment  and  Assumption   Agreement   between  Paradigm
                     Medical Industries, Inc. and Innovative Optics, Inc.
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              10.4   General  Assignment  and  Bill  of  Sale  between  Paradigm
                     Medical Industries, Inc. and Innovative Optics, Inc.

              10.5   Non-Competition  and   Confidentiality   Agreement  between
                     Paradigm Medical Industries, Inc. and Mario F. Barton.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PARADIGM MEDICAL INDUSTRIES, INC.
                                                    (Registrant)



Date: February 28, 2002.                    By: /s/ Thomas F. Motter
                                            ------------------------------------
                                            Thomas F. Motter
                                            Chairman and Chief Executive Officer

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